Exhibit 10.1

INVESTOR RELATIONS AGREEMENT

This Agreement dated for reference the 1st of November, 2006 (the "Effective Date"), by and among OL Funding Inc., a company incorporated under the laws of Nevada, (the "Company") and Investor Relations International, a company incorporated under the laws of Nevada, ("Investor Representative") and is made and entered into in light of the following recitals which are a material part hereof.

A.
The common stock of the Company is not subject to a valid registration statement and may not be traded publicly but the Company has undertaken steps to file a registration statement and commence periodic reporting such that its common stock might be listed on a national exchange or listing service, including the NASD’s OTC bulletin board listing service;

B.
The Company wishes to retain the Investor Representative to assist with its communications with investors and the investment community and the Investor Representative has agreed to assist in this regard all in accordance with the terms of this agreement (the "Agreement");

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. Appointment and Authority of the Investor Representative

1.1 Appointment of the Investor Representative

The Company appoints the Investor Representative to perform the services for the benefit of the Company hereinafter set forth, and the Company authorizes the Investor Representative to exercise the powers provided under this Agreement. The Investor Representative accepts this appointment on the terms and conditions herein set forth.

1.2 Independent Investor Representative

In performing the services hereunder, the Investor Representative shall be:

(a) An independent agent and not an employee or officer of the Company and the Investor Representative shall have no authority and may not convey or exhibit “apparent authority,” except that the Investor Representative shall have the right to act as an agent of the Company solely in circumstances where the Investor Representative must serve in that capacity to carry out its enumerated obligations as set forth in this Agreement provided the specific actions are approved in writing in advance by the Company. Nothing in this Agreement shall be deemed to require the Investor Representative to provide his services exclusively to the Company and the Investor Representative hereby acknowledges that the Company is not required and shall not be required to make any remittances and payments required of employers by statute on the Investor Representative's behalf and the Investor Representative shall not be entitled to the fringe benefits provided by the Company to its employees; and

(b) Responsible for the management of its employees and without limiting the generality of the foregoing, shall be responsible for payment to the proper authorities of all unemployment insurance premiums, Pension Plan contributions, Worker's Compensation premiums and all other employment expenses for all of the Investor Representative's employees. The Investor Representative shall solely be responsible for deduction and remittance of all income tax due from itself and its employees.

2. Duties of the Investor Representative

2.1 General Duties and Responsibilities

The Investor Representative shall:

(a) Assist the Company with the development and creation of materials and communications tools to promote positive relations between the Company and the investment community pursuant to the terms and conditions of this Agreement;

(b) Communicate, including issuance of press releases, with Investors, potential investors, members of the investment community, including broker-dealers, market makers and analysts and members of the press and reporting media in such manner as to convey the image, message and similar terms about the Company and respond to written, email or phone inquiries by investors, potential investors and members of the investment community and the press always in a manner that conforms to applicable laws including but not limited to Regulation FD and rules and prohibitions on insider trading and conditioning the market.

(c) Implement or cause to be implemented decisions of the Company regarding its appearance, image, identity, investor relations, public relations and/or communications with the investment community at the instruction of the Company;

(d) At all times, be subject to the direction of the Company such that all communications and all materials disseminated by Investor Representative shall have been approved in advance by the Company and shall keep the Company informed as to all matters concerning its activities;

(e) Meet the performance standards that may be reasonably prescribed by the Company from time to time; and

(f) Subject always to the general or specific instructions and directions of the President or a senior communications or marketing officer reporting directly to the president and having full power and authority to provide investor relations services on behalf of the Company except in respect of such matters and duties as by law must be transacted or performed by the board of directors or senior officers of the Company.

2.2 Manner of Delivery of Investor Representative's Activities

The Investor Representative shall:

(a) Conform to all lawful instructions and directions from time to time given to him by the officers and directors of the Company;

(b) Devote sufficient time and attention to the business and affairs of the Company to fully and properly carry out the services contemplated by this Agreement;

(c) Assist with coordinating and disseminating news and information of the Company to the public and to the shareholders of the Company;

(d) Initiate and maintain contact with brokers and brokerage houses to provide them with the news of the Company;

(e) Arrange for the attendance or representation of the Company at conferences of analysts;

(f) Subject to the control and direction of the Company, prepare corporate and product related materials for distribution to brokers, analysts, and investment advisers, and distribute same to brokers, analysts and investment advisors;

(g) Do all such acts and things as may be required to foster a positive reputation of the Company and its securities in the investment marketplace;

(h) Notify the Company of any inquiry, complaint or request made by the general public or any regulatory authority and deliver to the Company copies of any supporting papers received in connection with such inquiry, complaint and request;

(i) Timely perform any other services or functions reasonably required by the Company and within the general scope of the Investor Representative's duties as set forth in this Agreement and otherwise operate and manage the promotional activities of the Company in accordance with and as limited by this Agreement;

(j) Perform all other functions relating to promotional activities of the Company as may be customary and usual for the exclusive expert promotion of a company of the size and nature of the Company, in accordance and as limited by this Agreement;

(k) Well and faithfully serve the Company and use his best efforts to promote the interests of the Company; and

(l) Refrain from acting in any manner contrary to the best interests of the Company or contrary to any applicable rule or regulation promulgated under any securities laws to which the Investor Representative or the Company may be obligated including but not limited to Regulation FD and rules and prohibitions on insider trading and conditioning the market.

2.3 Dissemination of Information

The Investor Representative:

(a) Shall not disseminate or spread false or misleading information relating to the Company to any person or any communication or information which could constitute a violation of applicable securities laws and rules and regulations promulgated thereunder including but not limited to Regulation FD and rules and prohibitions on insider trading and conditioning the market;

(b) Shall disseminate any news and information which is specifically authorized in writing by the Company; and

(c) May relay on written information received from the Company, and will so disclose this fact in all communications.

No act or omission by the Company shall act to waive the requirements of this Section 2.3.

2.4 Authority of the Investor Representative

The Company hereby authorizes the Investor Representative, subject to the other provisions of this Agreement, to do all acts and things as the Investor Representative may in his discretion deem necessary or desirable to enable the Investor Representative to carry out his duties.

2.5 Limitations and Restrictions

The Investor Representative shall not be entitled to enter into any commitment, contractual or other, binding upon, or pledge the credit of, the Company without the express prior written consent of the President or the directors.

2.6 Impossibility of Performance

If the performance of any duty of the Investor Representative set forth in this Agreement is beyond the reasonable control of the Investor Representative, the Investor Representative shall nonetheless be obliged to use his best efforts to perform such duty and to notify the Company that the performance of such duty is beyond his reasonable control.

2.7 Compliance with Laws

The Investor Representative agrees that it will perform the services under this Agreement in accordance with all applicable laws including, but not limited to the Securities Act of 1933, the Securities Exchange Act of 1933 and 1934, the rules and regulations promulgated thereunder, the various state securities laws, and the rules and policies of the NASD and the rules and policies of any national listing service (such as “pinksheets.com” ) or stock quotation service or exchange (such as the NASDAQ), as applicable (all the “Securities Laws”).  In furtherance of this requirement, the Investor Represenative represents and warrants that it and its officers, employees and agents: (i) have adequate knowledge of securities laws including those relating to improper stock promotion; (ii) can carry out the duties enumerated herein without violating such laws; (iii) will advise the Company of any potential violations of any of the Securities Laws; and will not violate any of the Securities Laws in any communications with any investor, the investment community or any agency empowered to enforce the Securities Laws.

2.8 Indemnity

The Investor Representative agrees to indemnify and save the Company harmless with respect to any claim, suit, proceedings or judgment, whether regulatory in nature or brought in a court of competent jurisdiction arising from any breach of this Agreement by the Investor Representative.  The Company has the right to rely on the knowledge and expertise and proposed course of conduct of Investor Representative that would insure no violations of any of the Securities Laws and Investor Representative acknowledges that the Company may rely on its knowledge and expertise and proposed course.

3. Company's Agreements

3.1 Compensation of the Investor Representative

As compensation for the services rendered by the Investor Representative pursuant to this agreement, the Company agrees to pay the Investor Representative and Investor Representative agrees to accept One Million Five Hundred Thousand (1,500,000) shares of common stock of the Company, which shares will be issued without registration and therefore subject to restrictions on trading.  The Company and Investor Representative agree and confirm that, in consideration of the execution of the Agreement, and the performance of its obligations hereunder, the Company will grant, convey and issue to Investor Representative, the shares of common stock of the Company which are conveyed as if sold at their par value of $.001 per share, based on an agreed valuation for the work rendered and to be rendered being valued, for purposes herein, as $1,500.00, for which Investor Representative is deemed to have received same as of the date of execution.  The right to receive the Shares at the agreed-upon value and the issuance and delivery of same to the Investor Representative constitutes the consideration for Investor Representative’s services.  The Investor Representative agrees not to sell any stock in any manner prohibited by law including in connection with any “promotion” of the Company for the sole purpose of allowing parties to sell shares of stock during periods of high stock trading volume.

3.2 The Investor Representative's Expenses

The Company further agrees to pay the Investor Representatives expenses incurred pursuant to the investor relations program including reasonable disbursements and any applicable taxes imposed thereon which will include travel and accommodation expenses, outside services, and all other out of pocket expenses incurred by the Investor Representative in the performance of its obligations pursuant to this Agreement, provided that the Investor Representative will not incur any single expenditure in excess of US$500.00 without obtaining the prior written consent of the Company. The Investor Representative agrees to provide the Company with support documentation for the disbursements and expenses incurred where procurable. A monthly accounting will be provided of the expenses incurred.

3.3 Access to Company Information

The Company shall make available to the Investor Representative such information and data and shall permit the Investor Representative to have access to such documents or premises as are reasonably necessary to enable him to perform the services provided for under this Agreement.

3.4 Indemnity

The Company will indemnify and save harmless the Investor Representative against any liability to the Investor Representative resulting from any material misstatements, misrepresentations or omissions in information provided by the Company to the Investor Representative and utilized by the Investor Representative in the performance of its services hereunder.

4. Duration of Service

4.1 Effective Date

This Agreement shall commence as of November 1, 2006. and may be executed thereafter but shall be treated as executed nunc pro tunc on that date.

4.2 Term

This Agreement shall enure to the benefit of the parties for a period of one year commencing as of the Effective Date, with an automatic renewal (unless terminated) for an additional two years at terms and conditions as mutually agreed upon.

4.3 Termination

This Agreement may be terminated by:

(a) The Company, at any time, giving the Investor Representative written notice of such termination at least 90 days prior to the termination date set forth in that notice;

(b) The Investor Representative, at any time, giving the Company written notice of such termination at least 90 days prior to the termination date set forth in that notice;

(c) Upon the occurrence of any default by the Investor Representative, by the Company giving written notice to the Investor Representative specifying the nature of such default. For the purposes of this Agreement, a default by the Investor Representative shall be defined as the occurrence of any one or more of the following:

(i) The Investor Representative fails to perform any of his services in the manner or within the time required herein or commits or permits a breach of or default of any of his duties, liabilities or obligations hereunder and fails to fully cure or remedy such failure, breach or default; or

(ii) The Company, acting reasonably, determines that the Investor Representative is acting or is likely to act in a manner detrimental to the Company or has violated or is likely to violate the confidentiality of any information relating to the Company;

(d) The Company, immediately, without prior notice, if at any times the Investor Representative while in the performance of his duties:

(i) Commits a material breach of a provision of this Agreement;

(ii) is unable or unwilling to perform the duties under this Agreement;

(iii) Commits fraud or serious neglect or misconduct in the discharge of his duties hereunder; or

(e) The Investor Representative, acting reasonably, immediately, upon the failure of the Company to pay the fee as provided for in Section 3.1 above.

4.4 Automatic Termination-After Commencement of Trading

If, during the term of this Agreement, the shares of the Company commence to be listed on any exchange or with any national listing service and thereafter cease to be quoted, cease to be regularly traded or halted by regulatory authorities for a period of more than 60 days, this Agreement will automatically terminate without liability to either party, subject to the option of the Company to continue this Agreement.

4.5 Compensation of the Investor Representative on Termination

Upon termination of this Agreement, the Investor Representative shall be entitled to receive as his full and sole compensation in discharge of obligations of the Company to the Investor Representative under this Agreement all sums due and payable under this Agreement to the date of termination and the Investor Representative shall have no right to receive any further payments. The Company may offset against any payment owing to the Investor Representative under this Agreement any damages, liabilities, costs or expenses suffered by the Company by reason of the fraud, negligence or willful act of the Investor Representative.

4.6 Renewal of Agreement

The Company will renew this Agreement for a further two-year term unless terminated with written notice of its intention to do so at least 30 days prior to the expiration of the current term, but the Company shall be under no obligation to renew this Agreement.

5. Confidentiality

5.1 Ownership of Work Product

All reports, documents, concepts, products and processes together with any marketing schemes, business and sales contracts, and any business opportunities prepared, produced, developed, or acquired, by or at the direction of the Investor Representative, directly or indirectly, in connection with or otherwise developed or first reduced to practice by the Investor Representative in the performance of his obligations hereunder (collectively, the "Work Product") shall belong exclusively to the Company which shall be entitled, exclusively, to all right, interest, profits or benefits in respect thereof it being understood that such Work Product constitutes “work for hire” and shall be the property of the Company without separate assignment or acknowledgement.

5.2 Confidentiality

Except as authorized or required by his duties, the Investor Representative shall not reveal to any person any of the trade secrets, secret or confidential operations, processes or dealings, or any information concerning the organization, business, finances, transactions or other affairs of the Company of which he becomes aware during the term of this Agreement. The Investor Representative shall keep secret all confidential information entrusted to him and shall not use or attempt to use this information in any manner which might injure or cause loss, either directly or indirectly, to the Company's business. This restriction shall continue to apply after the termination of this Agreement but shall cease to apply to information, which may come into the public domain, other than as a result of disclosure by the Investor Representative.

The Investor Representative shall comply with such directions as the Company shall make to ensure the safeguarding or confidentiality of all such information.

5.3 Fiduciary Obligations

Without limiting the generality of the foregoing, during the term of this Agreement, the Investor Representative shall not act in any manner contrary to the terms of this Agreement, or contrary to the best interests of the Company.

6. Miscellaneous

6.1 Severability

Each provision of this Agreement is intended to be severable. If any term or provision hereof shall be determined by a court or competent jurisdiction to be illegal or invalid for any reason whatsoever, that provision shall be severed from this Agreement and shall not affect the validity of the remainder of this Agreement.

6.2 Waiver and Consents

No consent, approval or waiver, express or implied, by either party hereto, to or of any breach or default by the other party in the performance by the other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party. The failure of a party to declare the other party in default, irrespective of how long such failure continues, shall not constitute a general waiver by such party of the breach or default of the other shall not be construed to waive or limit the need for such consent or approval in any other instance.

6.3 Governing Law

This Agreement and all matters arising there under shall be governed by the laws of the Nevada and, to the extent that conflicts of laws govern the Company, by the laws of Nevada.

6.4 Successors, Etc.

This Agreement shall inure to the benefit of and be binding upon each of the parties and their respective heirs and successors.

6.5 Assignment

This Agreement may not be assigned to any other party.

6.6 Entire Agreement and Modifications

This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof. To be effective any modification of this Agreement must be in writing and signed by the parties.

6.7 Notices

All notices, requests and communications required or permitted hereunder shall be in writing and shall be sufficiently given and deemed to have been received upon personal delivery or, if mailed, upon the first to occur of actual receipt or 48 hours after being placed in the mail, postage prepaid, registered or certified mail, return receipt requested, respectively addressed to the Company or the Investor Representative as follows:

To the Company:                                                 Bryce Knight, President
OL Funding, Inc.
3155 E Patrick LN STE 1
Las Vegas, Nevada 89120

To Investor Representative:                              Forrest G Jackson
Investor Relations International
3155 E Patrick LN STE 1
Las Vegas, Nevada 89120

 Or such other address as may be specified in writing to the other party, but notice of a change of address shall be effective only upon the actual receipt.

6.8 Time of the Essence

Time is of the essence.

6.9 Further Assurances

From time to time after the execution of this Agreement, the parties will make, do, execute or cause or permit to be made, done or executed all additional lawful acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

6.10 Counterparts

This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one instrument.

6.11 Survival of Indemnities

The indemnities given under this Agreement will survive the termination of this Agreement.

IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto effective as of the day and year first above written.

Company:

By: ______________________________
       Bryce Knight, CEO and Chairman

Investor Representative:

By: ______________________________
       Forrest G. Jackson, President